UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 14, 2004

CVS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-01011	050494040
(Commission File Number)	(IRS Employer Identification No.)

One CVS Drive Woonsocket, Rhode Island	02895
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (401) 765-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02         Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 14, 2004, the Board of Directors of CVS Corporation elected Alfred J. Verrecchia to the Board. In addition, Mr. Verrecchia has been named to the Audit Committee of CVS Corporation.

Mr. Verrecchia has been President and Chief Executive Officer of Hasbro, Inc since May 2003. Through a toy supply agreement entered into in 2002 with KB Toys, CVS purchases an immaterial amount of Hasbro goods for sale in its stores.

CVS Corporation issued a press release on September 14, 2004 to announce Mr Verrecchia’s election to its Board. The full text of the release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01         Exhibits

Exhibit 99.1         Press Release Dated September 14, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVS CORPORATION

Date:	September 14, 2004	By:	/s/ David B. Rickard
		Name: Title:	David B. Rickard Executive Vice President, Chief Financial Officer and Chief Administrative Officer